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                                    FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION 305(b)(2)           |__|



                           THE BANK OF NEW YORK
           (Exact name of trustee as specified in its charter)


New York                                           13-5160382
(State of incorporation                        (I.R.S. employer
if not a U.S. national bank)                  identification no.)

48 Wall Street, New York, N.Y.                      10286
(Address of principal executive offices)          (Zip code)





                 Baltimore Gas and Electric Company
        (Exact name of obligor as specified in its charter)


Maryland                                          52-0280210
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)                identification no.)


39 W. Lexington Street
Baltimore, Maryland                                  21201
(Address of principal executive offices)          (Zip code)
                      ______________________

                    Medium-Term Notes, Series D
                 (Title of the indenture securities)


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1.    General  information.  Furnish the following information as to the Trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

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       Name                                        Address
- -----------------------------------------------------------------

Superintendent of Banks of the         2 Rector Street, New York,
State of New York                      N.Y.  10006, and Albany,
                                       N.Y.  12203

Federal Reserve Bank of New York       33 Liberty Plaza, New
                                       York, N.Y.  10045

Federal Deposit Insurance Corporation  Washington, D.C.  20429

New York Clearing House Association    New York, New York

       (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.  (See Note on page 3.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust
     Indenture Act of 1939 (the "Act") and Rule 24 of the
     Commission's Rules of Practice.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4.   A copy of the existing By-laws of the Trustee.
          (Exhibit 4 to Form T-1 filed with Registration
          Statement No. 33-31019.)









                                 -2-


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     6.   The consent of the Trustee required by Section 321(b)
          of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                NOTE


    Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.





                                   - 3 -



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                            SIGNATURE



      Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 19th day of July, 1995.


                                  THE BANK OF NEW YORK



                             By:    /S/ VIVIAN GEORGES
                                 Name:  VIVIAN GEORGES
                                 Title: ASSISTANT VICE PRESIDENT







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                                                       Exhibit 7




                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                   of 48 Wall Street, New York, N.Y. 10286
                   And Foreign and Domestic Subsidiaries,
            a member of the Federal Reserve System, at the close
                   of business March 31, 1995, published in
             accordance with a call made by the Federal Reserve
            Bank of this District pursuant to  the  provisions
                      of the Federal Reserve Act.

                                                  Dollar Amounts
          ASSETS                                   in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
    currency and coin ..................           $ 3,575,856
  Interest-bearing balances ............               747,540
Securities:
  Held-to-maturity securities ........               1,283,680
  Available-for-sale securities ......               1,615,292
Federal funds sold in domestic
  offices of the bank ................               5,577,896
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................24,763,265
  LESS: Allowance for loan and
    lease losses ..............532,411
  LESS: Allocated transfer risk
    reserve ....................28,558
  Loans and leases, net of unearned
    income, allowance, and reserve                  24,202,296
Assets held in trading accounts ......               1,502,750
Premises and fixed assets (including
  capitalized leases) ................                 618,958
Other real estate owned ..............                  47,755
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                 184,149
Customers' liability to this bank on
  acceptances outstanding ............               1,018,696
Intangible assets ....................                 101,149
Other assets .........................               1,227,291
                                                 -------------
Total assets .........................             $41,703,316
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LIABILITIES
Deposits:
  In domestic offices ................             $18,543,633
  Noninterest-bearing .......6,949,896
  Interest-bearing .........11,593,737
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...              11,303,075
  Noninterest-bearing ..........65,927
  Interest-bearing .........11,237,148
Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............               1,327,537
  Securities sold under agreements
    to repurchase ....................                  37,400
Demand notes issued to the U.S.
  Treasury ...........................                  97,827
Trading liabilities ..................               1,349,293
Other borrowed money:
  With original maturity of one year
    or less ..........................               2,027,148
  With original maturity of more than
    one year .........................                 313,877
Bank's liability on acceptances exe-
  cuted and outstanding ..............               1,018,848
Subordinated notes and debentures ....               1,056,320
Other liabilities ....................               1,435,093
                                                 -------------
Total liabilities ....................              38,510,051
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EQUITY CAPITAL
Common stock ........................                  942,284
Surplus .............................                  525,666
Undivided profits and capital
  reserves ..........................                1,753,592
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................             (    22,501)
Cumulative foreign currency transla-
  tion adjustments ..................              (    5,776)
                                                 -------------
Total equity capital ................                3,193,265
                                                 -------------
Total liabilities and equity capital ...           $41,703,316
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      I, Robert E. Keilman, Senior Vice President and Comptroller
of the   above-named  bank do  hereby declare that this Report of
Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                               Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

             J. Carter Bacot
             Thomas A. Renyi           Directors
             Alan R. Griffith